EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-8 of our report dated March 3, 2003, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 18, 2003
























                                    EX 23-1